UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2020

Arena Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-31161	23-2908305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6154 Nancy Ridge Drive, San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 453-7200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ARNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this report, “Arena Pharmaceuticals,” “Arena,” “Company,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., and/or one or more of our wholly owned subsidiaries, unless the context otherwise provides. Arena Pharmaceuticals® and Arena® are registered service marks of Arena Pharmaceuticals, Inc.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

As previously reported, Kevin R. Lind, our former Executive Vice President and Chief Financial Officer, was appointed as the President and Chief Executive Officer of Arena Neuroscience, Inc., our wholly owned subsidiary, in February 2020.  Mr. Lind has remained an employee of the Company.  However, in connection with the financing transaction described below and the formal commencement of Mr. Lind’s employment with Longboard Pharmaceuticals, Inc., or Longboard (formerly Arena Neuroscience, Inc.), Mr. Lind’s employment with the Company concluded effective as of October 27, 2020.

On October 27, 2020, we entered into an agreement with Mr. Lind regarding the terms of his separation of employment from the Company (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Lind voluntarily resigned his employment with Arena Pharmaceuticals, Inc., effective October 27, 2020.  Such resignation did not affect Mr. Lind’s status as the President and Chief Executive Officer of Longboard.  Under the terms of the Separation Agreement, and subject to our receipt of an effective release and waiver of claims from him, we will provide Mr. Lind with the following separation benefits: (1) eligibility to receive a prorated annual performance bonus for calendar year 2020, to be paid at the same time as bonuses are paid to our executive officers in 2021, and determined in accordance with the terms of our Annual Incentive Plan for 2020; (2) acceleration of the stock options held by Mr. Lind that would otherwise have vested through the 18-month period following the date of his separation; (3) continued stock option exercisability until the later of (i) the original post-termination exercise period provided in the applicable stock option agreement and (ii) February 28, 2023 (but not beyond the original contractual life of the option); and (4) any portion of Mr. Lind’s performance restricted stock unit awards that were granted to him on January 4, 2019 (the “PRSUs”) that remained outstanding as of the separation date will remain outstanding, and Mr. Lind will continue to be eligible to be issued shares of common stock pursuant to the vesting and issuance criteria set forth in the applicable PRSUs, until March 15, 2021.

Item 8.01	Other Events.

Subsidiary Financing

As previously reported, in January 2020 we formed a wholly owned subsidiary, Arena Neuroscience, Inc., to focus on programs and platforms in the area of neuroscience, including identifying and developing potential treatments for neurological conditions. On October 27, 2020, Arena Neuroscience, Inc. changed its name to Longboard Pharmaceuticals, Inc., or Longboard, and completed the sale and issuance of $56.0 million of its Series A preferred stock in a private financing. We invested $1.0 million in the Series A preferred stock financing. As of immediately following the completion of the Series A preferred stock financing, our founder common stock and Series A preferred stock of Longboard comprised approximately 33.4% of the outstanding capital stock of Longboard.

License Agreement

On October 27, 2020, we entered into a License Agreement (the “License Agreement”) with Longboard, pursuant to which we granted to Longboard exclusive worldwide rights to develop and commercialize our proprietary compounds known as 2A compounds for the treatment of any central nervous system (“CNS”) indication, AN143 for the treatment of any CNS indication, AN352 for any use in humans, and AN659 for the treatment of selected CNS indications (pharmaceutical products containing any such compounds, “Licensed Products”).  Longboard is solely responsible for all development, regulatory and commercialization activities with respect to Licensed Products in the applicable fields, as well as commercial manufacture and supply therefor. Longboard is required to use commercially reasonable efforts to develop and conduct regulatory activities for an AN143 product, an AN659 product and a 2A product in the applicable fields, seek regulatory approval therefor in the United States and the European Union, and following regulatory approval, to commercialize the Licensed Products.

Under the License Agreement, Longboard will be required to pay us mid-single digit royalties on net sales of Licensed Products by Longboard, its affiliates or sublicensees, subject to certain standard reductions.  Royalties will be payable on a product-by-product and country-by-country basis until the later of the expiration of the licensed patents covering such product in such country and ten years from first commercial sale of such product in such country.

Either party may terminate the  License Agreement for the uncured material breach of the other party or in the case of insolvency.  In addition, the Company may terminate the License Agreement if Longboard challenges any of the licensed patents, and Longboard may terminate the License Agreement for convenience with a specified prior notice period.

Services Agreement

In conjunction with the entry into the License Agreement, on October 27, 2020 we entered into a separate services agreement with Longboard (the “Services Agreement”), pursuant to which we agreed to perform certain research and development services, general administrative services, management services and other mutually agreed services for Longboard and receive service fees therefor. As part of such performance of services, we will assign, and Longboard will assume, certain third party contracts related to the Licensed Products. The term of the Services Agreement will continue until December 31, 2021, and will automatically renew for successive one-year terms, unless either party desires not to renew prior to the expiration of the then-current term. Each party may also terminate the Services Agreement for any reason, subject to specified notice periods.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 28, 2020	Arena Pharmaceuticals, Inc.

	By:	/s/ Amit D. Munshi
Amit D. Munshi
President and Chief Executive Officer